Exhibit 23.2

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 13, 1996 for Bagels Unlimited, Inc., in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-29465) and the related Prospectus of BAB Holdings, Inc. for the registration of 2,100,867 shares of its common stock.


MUEHL, STEFFES & KRUEGER, S.C.

July 31, 1997